                                                                     Exhibit 5.1

13 November, 2007

WSP Holdings Limited           DIRECT LINE: 2842 9531
No.38 Zhujiang Road            E-MAIL:      anna.chong@conyersdillandpearman.com
Xinqu, Wuxi                    OUR REF:     AC#871626/246884
Jiangsu Province
People's Republic of China

Dear Sirs,

WSP HOLDINGS LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with the public offering of American Depositary Shares representing ordinary shares issued by the Company (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1, as amended to date (the
"Registration Statement") filed by the Company under the United States
Securities Act 1933 (the "Securities Act") with the United States Securities and
Exchange Commission (the "Commission").

For the purposes of giving this opinion, we have examined a copy of the
Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company, each adopted by the shareholders of the Company on 18 October, 2007 to be effective conditionally and immediately upon commencement of the trading of the Company's American Depositary Shares representing the Shares on The New York Stock Exchange, copies of unanimous written resolutions of the members of the Company dated 18 October, 2007 and unanimous written resolutions of the board of directors of the Company dated 18
October, 2007 (together, the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, and (c)
that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and

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                                                          Conyers Dill & Pearman

New York Stock Exchange, Inc.
13 November, 2007

construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration
Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.   The Company is duly incorporated and existing under the laws of the Cayman
     Islands in good standing (as such term is not defined under the Companies
     Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman
     Islands, meaning solely that it has not failed to make any filing with any
     Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of
     Companies and thereby cease to exist under the laws of the Cayman Islands).

2.   When issued and paid for as contemplated by the Registration Statement, the
     Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

6.   We hereby consent to the filing of this opinion as an exhibit to the
     Registration Statement and to the references to our firm under the captions
     "Enforceability of civil liabilities" and "Taxation" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and
     Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/
CONYERS DILL & PEARMAN

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